

                              SUMMIT EQUITIES. INC.
                              (PARENT COMPANY ONLY)
                                DECEMBER 31, 1996
 ==========================================================================
  ASSETS
 ========

 CASH                                                           $10,864.21

          TOTAL ASSETS                                          $10,864.21
          =================                                  ==============


  LIABILITIES AND SHAREHOLDERS EQUITY
  ============================================

  LIABILITIES
  ==============


  RESERVE FOR FED TAXES                                $0.00
  RESERVE FOR STATE TAXES                              $0.00
  TOTAL RESERVE FOR TAXES                                            $0.00
                                                            --------------

         TOTAL LIABILITIES                                           $0.00
         ====================

  SHAREHOLDERS EQUITY
  ===================

  COMMON STOCK                                    $10,000.00
  RETAINED EARNINGS                                  $606.00
  PROFIT/LOSS YEAR-TO-DATE                           $258.85
                                            ----------------
                                                  $10,864.85


         TOTAL SHAREHOLDERS EQUITY                              $10,864.85
         -------------------------                          --------------

         TOTAL LIABILITIES &
         SHAREHOLDERS EQUITY                                    $10,864.85
         =======================                            ==============



                              SUMMIT EQUITIES, INC.
                              (PARENT COMPANY ONLY)
                                DECEMBER 31, 1996
===========================================================================

INCOME
========

INTEREST INCOME - MMA & TCD                        $258.85
INTEREST INCOME - LOANS                              $0.00
OTHER INCOME                                         $0.00
                                                    --------

         TOTAL INCOME                                             $258.85
         ============

EXPENSE
========


BUILDING DEPRECIATION                                $0.00
ANNUAL REPORT & MEETING EXPENSE                      $0.00
MISCELLANEOUS EXPENSE                                $0.00
LEGAL                                                $0.00
PROPERTY/TAXES                                       $0.00
                                                    --------

         TOTAL EXPENSES                                             $0.00
         ==================                                       --------

         INCOME BEFORE TAXES &
         EARNINGS OF SUBSIDIARY                                   $258.85
         ======================

PROVISION FOR TAXES
==================

FEDERAL INCOME TAX PROVISION                         $0.00
STATE INCOME TAX PROVISION                           $0.00
          TOTAL TAX PROVISION                                       $0.00
                                                                   -------



         NET INCOME                                               $258.85
         ==========                                               =======
